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                                                                     Exhibit 10

                      FIRST COMMUNITY FINANCIAL CORPORATION
                      STOCK OPTION PLAN AND TRUST AGREEMENT


         THIS IS THE STOCK OPTION PLAN AND TRUST ("Plan") of First Community Financial Corporation (the "Corporation"), a North Carolina corporation, with its principal office in Burlington, Alamance County, North Carolina, adopted by the Board of Directors of the Corporation and effective upon the approval of the Plan by the shareholders of the Corporation, (i) under which options may be granted from time to time to eligible directors and employees of the Corporation, Community Savings Bank, Inc. (the "Bank") and of any corporation or other entity of which either the Corporation or the Bank owns, directly or indirectly, not less than fifty percent (50%) of any class of equity securities (a "Subsidiary"), to purchase shares of common stock of the Corporation ("Common Stock"), subject to the provisions set forth below and (ii) under which a trust (the "Trust") is established for the purpose of from time to time holding securities and other assets in connection with the Plan as set forth herein.

         1. PURPOSE OF THE PLAN. The purpose of the Plan is to aid the Corporation, the Bank and any Subsidiary in attracting and retaining capable directors and employees and to provide a long range incentive for directors, employees and others to remain in the management and service of the Corporation, the Bank or any Subsidiary, to perform at increasing levels of effectiveness and to acquire a permanent stake in the Corporation with the interest and outlook of an owner. These objectives will be promoted through the granting of options to acquire shares of Common Stock pursuant to the terms of this Plan.

         2. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee"), which shall consist of not less than two members of the Board of Directors of the Corporation (the "Board") who are "Non-Employee Directors" as defined in Rule 16b-3(b)(3) of the Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, this Plan shall be administered by the Board. The Committee may designate any officers or employees of the Corporation, the Bank or any Subsidiary to assist in the administration of the Plan and to execute documents on behalf of the Committee and perform such other ministerial duties as may be delegated to them by the Committee.

         Subject to the provisions of the Plan, the determinations or the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive upon all persons affected thereby. By way of illustration and not of limitation, the Committee shall have the discretion (a) to construe and interpret the Plan and all options granted hereunder and to determine the terms and provisions (and amendments thereof) of the options granted under the Plan (which need not be identical); (b) to define the terms used in the Plan and in the options granted hereunder; (c) to prescribe, amend and rescind the rules and regulations relating to the Plan; (d) to determine the individuals to whom and the time or times at which such options shall be granted, the number of shares to be subject to each option, the option price, and the determination of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan; and (e) to make all other determinations necessary or advisable for the administration of the Plan.

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         It shall be in the discretion of the Committee to grant options which qualify as "incentive stock options," as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options") or which do not qualify as Incentive Stock Options ("Nonqualified Stock Options") (herein referred to collectively as "Options;" however, whenever reference is specifically made only to "Incentive Stock Options" or "Nonqualified Stock Options," such reference shall be deemed to be made to the exclusion of the other). Any options granted which fail to satisfy the requirements for Incentive Stock Options shall become Nonqualified Stock Options.

         3. STOCK AVAILABLE FOR OPTIONS. In the discretion of the Committee, the stock to be subject to Options under the Plan shall be authorized but unissued shares of Common Stock which are issued directly to optionees upon exercise of options and/or shares of Common Stock which are acquired by the Trust in the open market. Shares of Common Stock may be acquired by the Trust, at the direction of the Committee, at any time, either before or after the exercise of Options by optionees. The total number of shares of Common Stock for which Options may be granted under the Plan is 188,079 shares, which is ten percent (10%) of the total number of shares of Common Stock issued by the Corporation in connection with the conversion of the Bank from a state-chartered mutual savings bank to a state-chartered stock savings bank on June 22, 1999 (the "Conversion"). Such number of shares is subject to any capital adjustments as provided in Section 16. In the event that an Option granted under the Plan is forfeited, released, expires or is terminated unexercised as to any shares covered thereby, such shares thereafter shall be available for the granting of Options under the Plan; however, if the forfeiture, expiration, release or termination date of an Option is beyond the term of existence of the Plan as described in Section 21, then any shares covered by forfeited, unexercised, released or terminated options shall not reactivate the existence of the Plan and therefore may not be available for additional grants under the Plan. The Corporation, during the term of the Plan, will reserve and keep available a number of shares of Common Stock sufficient to satisfy the requirements of the Plan. In the discretion of the Committee, the shares of Common Stock necessary to be delivered to satisfy exercised options may be from authorized and unissued shares of Common Stock or may be purchased in the open market.

         4. ELIGIBILITY. Options shall be granted only to individuals who meet all of the following eligibility requirements:

                  (a) Such individual must be an employee or a member of the Board of Directors of the Corporation, the Bank or a Subsidiary. For this purpose, an individual shall be considered to be an "employee" only if there exists between the Corporation, the Bank or a Subsidiary and the individual the legal and bona fide relationship of employer and employee. In determining whether such relationship exists, the regulations of the United States Treasury Department relating to the determination of such relationship for the purpose of collection of income tax at the source on wages shall be applied.

                  (b) Such individual must have such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment involved in the exercise of the Options.

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                  (c) Such individual, being otherwise eligible under this
         Section 4, shall have been selected by the Committee as a person to whom an Option shall be granted under the Plan.

         In determining the directors and employees to whom Options shall be granted and the number of shares to be covered by each Option, the Committee shall take into account the nature of the services rendered by respective directors and employees, their present and potential contributions to the success of the Corporation, the Bank and any Subsidiary and such other factors as the Committee shall deem relevant. A director or employee who has been granted an Option under the Plan may be granted an additional Option or Options under the Plan if the Committee shall so determine.

         If, pursuant to the terms of the Plan, it is necessary that the percentage of stock ownership of any individual be determined, stock ownership in the Corporation or of a related corporation which is owned (directly or indirectly) by or for such individual's brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary shall be considered as owned by such director or employee.

         5. OPTION AGREEMENT Subject to the provisions of this Plan, Options shall be awarded to the directors and employees in such amounts as are determined by the Committee. The proper officers on behalf of the Corporation and each Optionee shall execute a Stock Option Grant and Agreement (the "Option Agreement") which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Nonqualified Stock Option or an Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his executed Option Agreement. Any Option granted with the intention that it will be an Incentive Stock Option but which fails to satisfy a requirement for Incentive Stock Options shall continue to be valid and shall be treated as a Nonqualified Stock Option.

         6. OPTION PRICE.

                  (a) The option price of each Option granted under the Plan shall be not less than one hundred percent (100%) of the market value of the stock on the date of grant of the Option. In the case of incentive stock options granted to a shareholder who owns stock possessing more than 10 percent (10%) of the total combined voting power of all classes of stock of the Corporation, the Bank or a Subsidiary (a "ten percent shareholder"), the option price of each Option granted under the Plan shall not be less than one hundred and ten percent (110%) of the market value of the stock on the date of grant of the Option. If the Common Stock is listed on a national securities exchange (including for this purpose the Nasdaq Stock Market, Inc. National Market) on the date in question, then the market value per share shall be not less than the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the market price per share shall be equal to the average between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange (including for this purpose the Nasdaq Stock Market, Inc. National Market) on the date in question, then the market price per share shall

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         be equal to the average between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the market value per share shall be its fair market value as determined by the Committee, in its sole and absolute discretion. The Committee shall maintain a written record of its method of determining such value.

                  (b) The option price shall be payable to the Corporation either (i) in cash or by check, bank draft or money order payable to the order of the Corporation, or (ii) at the discretion of the Committee, through the delivery of shares of the common stock of the Corporation owned by the optionee with a market value (determined in a manner consistent with (i) above) equal to the option price, or (iii) at the discretion of the Committee by a combination of (i) and (ii) above. No shares shall be delivered until full payment has been made.

         7. EXPIRATION OF OPTIONS. The Committee shall determine the expiration date or dates of each Option, but such expiration date shall be not later than ten (10) years after the date such Option is granted. In the event an Incentive Stock Option is granted to a ten percent shareholder, the expiration date or dates of each Option shall be not later than five (5) years after the date such Option is granted. The Committee, in its discretion, may extend the expiration date or dates of an Option after such date was originally set; however, such expiration date may not exceed the maximum expiration date described in this
Section 7.

         8. TERMS AND CONDITIONS OF OPTIONS.

                  (a) All Options must be granted within ten (10) years of the Effective Date of this Plan as defined in Section 20.

                  (b) The Committee may grant Options which are intended to be Incentive Stock Options and Nonqualified Stock Options, either separately or jointly, to an eligible employee.

                  (c) The grant of Options shall be evidenced by a written instrument (an Option Agreement) containing terms and conditions established by the Committee consistent with the provisions of this Plan.

                  (d) Not less than 100 shares may be purchased at any one time unless the number purchased is the total number at that time purchasable under the Plan.

                  (e) The recipient of an Option shall have no rights as a shareholder with respect to any shares covered by his Option until payment in full by him for the shares being purchased. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock is fully paid for, except as provided in Section 16.

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                  (f) The aggregate fair market value of the stock (determined as of the time the Option is granted) with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under all benefit plans of the Corporation, the Bank or any Subsidiary, if applicable) shall not exceed $100,000; provided, however, that such $100,000 limit of this subsection (f) shall not apply to the grant of Nonqualified Stock Options. The Committee may grant Options which are exercisable in excess of the foregoing limitations, in which case Options granted which are exercisable in excess of such limitation shall be Nonqualified Stock Options.

                  (g) All stock obtained pursuant to an option which qualifies as an Incentive Stock Option shall be held in escrow for a period which ends on the later of (i) two (2) years from the date of the granting of the Option or (ii) one (1) year after the transfer of the stock pursuant to the exercise of the Option. The stock shall be held by the Corporation or its designee. The employee who has exercised the Option shall during such holding period have all rights of a shareholder, including but not limited to the rights to vote, receive dividends and sell the stock. The sole purpose of the escrow is to inform the Corporation of a disqualifying disposition of the stock within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and it shall be administered solely for that purpose.

         9. EXERCISE OF OPTIONS.

                  (a) Options shall become vested and exercisable at the times, at the rate and subject to such limitations as may be set forth in the Option Agreement executed in connection therewith; provided, however, that all outstanding and nonforfeited options shall be exercisable, if not sooner, on the day prior to the expiration date thereof.

                  (b) Notwithstanding the foregoing, Options shall become exercisable with respect to all of the shares subject thereto upon the optionee's death, retirement or disability within the meaning of
         Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, and in the event of a change in control as set forth in Section 13 of this Plan.

                  (c) Any right to exercise Options in annual installments shall be cumulative and any vested installments may be exercised, in whole or in part, at the election of the optionee. The exercise of any Option must be evidenced by written notice to the Corporation that the optionee intends to exercise his Option.

                  (d) In no event shall an Option be deemed granted by the Corporation or exercisable by a recipient prior to the mutual execution by the Corporation and the recipient of an Option Agreement which comports with the requirements of Section 5 and Section 8(c).

                  (e) The inability of the Corporation or Bank to obtain approval from any regulatory body or authority deemed by counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder shall relieve the Corporation and the Bank of any liability

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         in respect of the non-issuance or sale of such shares. As a condition to the exercise of an option, the Corporation may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities laws.

                  (f) The Committee shall have the discretionary authority to impose in the Option Agreements such restrictions on shares of Common Stock as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

                  (g) Notwithstanding anything to the contrary herein, an optionee shall be required to exercise his or her Options within the periods set forth in Sections 10, 11 and 12 below.

         10. TERMINATION OF EMPLOYMENT - EXCEPT BY DISABILITY, RETIREMENT OR DEATH. If any optionee receiving the grant of an Option by virtue of his position as a director (as stated in the Option Agreement) ceases to be a director of at least one of the Corporation, the Bank or any Subsidiary for any reason other than death, retirement (as defined in Section 11) or disability (as defined in Section 11) or if any optionee receiving the grant of an Option by virtue of his position as an employee (as stated in the Option Agreement) ceases to be an employee of at least one of the Corporation, the Bank and any Subsidiary for any reason other than death, retirement (as defined in Section
11) or disability (as defined in Section 11), he may, (i) at any time within three (3) months after his date of termination, but not later than the date of expiration of the Option, exercise any Option designated in the Option Agreement as an Incentive Stock Option and (ii) at any time prior to the date of expiration of the Option, exercise any option designated in the Option Agreement as a Nonqualified Stock Option. However, in either such event the optionee may exercise any Option only to the extent it was vested and he or she was entitled to exercise the Option on the date of termination. Any Options or portions of Options of terminated optionees not so exercised shall terminate and be forfeited.

         11. TERMINATION OF EMPLOYMENT - DISABILITY OR RETIREMENT. If any optionee receiving the grant of an Option by virtue of his position as a director (as stated in the Option Agreement) ceases to be a director of at least one of the Corporation, the Bank or any Subsidiary due to his becoming disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, or if any employee receiving the grant of an Option by virtue of his position as an employee (as stated in the Option Agreement) ceases to be employed by at least one of the Corporation, the Bank and any Subsidiary due to his becoming disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, all unvested and forfeitable Options of such optionee shall immediately become vested and nonforfeitable and he may, (i) at any time within 12 months after his date of termination, but not later than the date of expiration of the Option, exercise any option designated in the Option Agreement as an Incentive Stock Option with respect to all shares subject thereto and (ii) at any time prior to the date of expiration of the Option, exercise any Option designated in the Option Agreement as a Nonqualified Stock Option with respect to all shares subject thereto. Any portions of Options of optionees who are terminated because they become disabled which are not so exercised shall terminate.

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         If any optionee receiving the grant of an Option by virtue of his position as a director (as stated in the Option Agreement) ceases to be a director of at least one of the Corporation, the Bank or any Subsidiary due to his retirement, or if any employee receiving the grant of an Option by virtue of his position as an employee (as stated in the Option Agreement) ceases to be employed by at least one of the Corporation, the Bank and any Subsidiary due to his retirement, all unvested and forfeitable Options of such optionee shall immediately become vested and nonforfeitable and he may, at any time prior to the date of expiration of the Option, exercise such Option; provided, however, that if the Option is exercised more than three months after such retirement, the Option may be treated as a Nonqualified Stock Option. Any portions of Options of retired directors or employees not so exercised shall terminate. For purposes of this Plan, the term "retirement," as it relates to any optionee receiving a grant of an Option as a result of his or her position as an employee of the Corporation, the Bank or any Subsidiary, shall mean (i) the termination of the optionee's employment under conditions which would constitute retirement under any tax qualified retirement plan maintained by the Corporation, the Bank or a Subsidiary, or (ii) termination of employment after attaining age 65. The term "retirement," as it relates to any optionee receiving a grant of an Option as a result of his or her position as a director shall mean the cessation of membership on such board of directors (i) with the approval of such board of directors at any time after such optionee reaches age 65, (ii) at the election of the optionee at any time after not less than 25 years of service as a member of the board of directors of any of the Corporation, the Bank or a Subsidiary, or (iii) as a result of non-election by the shareholders of the Corporation, Bank or Subsidiary after nomination by the board of directors of such entity, as applicable.

         12. TERMINATION OF EMPLOYMENT - DEATH. If an optionee receiving the grant of an option by virtue of his position as a director (as stated in the Option Agreement) dies while a director of the Corporation, the Bank or any Subsidiary or if any employee receiving the grant of an option by virtue of his position as an employee (as stated in the Option Agreement) dies while in the employment of the Corporation, the Bank or a Subsidiary, all unvested and forfeitable Options of such optionee shall immediately become vested and nonforfeitable and the person or persons to whom the Option is transferred by will or by the laws of descent and distribution may exercise the Option at any time until the term of the Option has expired, with respect to all shares subject thereto, to the same extent and upon the same terms and conditions the optionee would have been entitled to do so had he lived. Any Options or portions of options of deceased directors or employees not so exercised shall terminate.

         13. CHANGE IN CONTROL. In the event that an optionee ceases to be an employee or a director of the Corporation, the Bank or a Subsidiary (which position resulted in his or her receipt of an option pursuant to this Plan) for any reason after the occurrence of a "change in control" and prior to the time that all shares allocated to him would be 100% vested, nonforfeitable and exercisable in accordance with Sections 9 and 10 above, then, notwithstanding Sections 9 and 10 above, all Options granted to such optionee shall immediately become fully vested and nonforfeitable. For purposes of this Plan, a "change in control" shall mean (i) a change in control of a nature that would be required to be reported by the Corporation in response to Item 1 of the Current Report on

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Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act; (ii) such time as any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the Corporation is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Corporation or Bank representing 25 percent or more of the combined voting power of the outstanding Common Stock of the Corporation or outstanding common stock of the Bank, as applicable; or (iii) individuals who constitute the Board or the board of directors of the Bank on the date hereof (the "Incumbent Board" and "Incumbent Bank Board," respectively) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board or Incumbent Bank Board, as applicable, or whose nomination for election by the Corporation's or Bank's shareholders was approved by the Corporation's or Bank's Board of Directors or Nominating Committee, shall be considered as though he or she were a member of the Incumbent Board or Incumbent Bank Board, as applicable; or (iv) either the Corporation or the Bank consolidates or merges with or into another corporation, association or entity or is otherwise reorganized, where neither the Corporation nor the Bank, respectively, is the surviving corporation in such transaction; or
(v) all or substantially all of the assets of either the Corporation or the Bank are sold or otherwise transferred to or are acquired by any other entity or group.

         As set forth in Section 10, in the event of such a termination after a change in control, the optionee must exercise any Incentive Stock Options within three (3) months after his date of termination and may exercise any Nonqualified Stock Options at any time prior to the date of expiration of the Option.

         14. STOCK APPRECIATION RIGHTS.

                  (a) General Terms and Conditions. The Committee may, but shall not be obligated to, grant rights to optionees to surrender an exercisable Option, or any portion thereof, in consideration for the payment by the Corporation of an amount equal to the excess of the market value (determined as set forth in Section 6 above) of the shares of Common Stock subject to the Option, or portion thereof, surrendered over the exercise price of the Option with respect to such shares (any such authorized surrender and payment being hereinafter referred to as a "Stock Appreciation Right"). Such payment, at the discretion of the Committee, may be made in shares of Common Stock valued at the then market value thereof (determined as set forth in Section 6 above), or in cash, or partly in cash and partly in shares of Common Stock.

                  The terms and conditions set with respect to a Stock Appreciation Right may include (without limitation), subject to other provisions of this Section 14 and this Plan, the period during which, date by which or event upon which the Stock Appreciation Right may be exercised (which shall be on the same terms as the Option to which it is related); the method for valuing shares of Common Stock for purposes of this Section 14; a ceiling on the amount of consideration which the Corporation may pay in connection with exercise of the Stock Appreciation Right; and arrangements for income tax withholding. The Committee shall have complete discretion to determine whether, when and to whom Stock Appreciation Rights may be granted.

                  (b) Time Limitations. A Stock Appreciation Right may be exercised only within the period, if any, within which the Option to which it relates may be exercised. Notwithstanding the foregoing, any

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         election by an optionee to exercise Stock Appreciation Rights shall be made during the period beginning on the third business day following the release for publication of quarterly or annual financial information required to be prepared and disseminated by the Corporation pursuant to the requirements of the Exchange Act and ending on the twelfth business day following such date. The required release of information shall be deemed to have been satisfied when the specified financial data appears on or in a wire service, financial news service or newspaper of general circulation or is otherwise first made publicly available.

                  (c) Effects of Exercise of Stock Appreciation Rights or Options. Upon the exercise of a Stock Appreciation Right, the number of shares of Common Stock available under the Option to which it relates shall decrease by a number equal to the number of shares for which the Stock Appreciation Right was exercised. Upon the exercise of an Option, any related Stock Appreciation Right shall terminate.

                  (d) Time of Grant. A Stock Appreciation Right granted in connection with an Incentive Stock Option must be granted concurrently with the Option to which it relates, while a Stock Appreciation Right granted in connection with a Nonqualified Stock Option may be granted concurrently with the Option to which it relates or at any time thereafter prior to the exercise or expiration of such Option. No optionee shall have any Stock Appreciation Rights unless (i) in the case of Incentive Stock Options and Nonqualified Stock Options, the Stock Option Agreement shall so state or (ii) in the case of Nonqualified Stock Options, the Committee shall have executed an amendment to the Stock Option Agreement so stating.

                  (e) Non-Transferable. A Stock Appreciation Right may not be transferred or assigned except in connection with a transfer of the Option to which it relates.

         15. RESTRICTIONS ON TRANSFER. An Option granted under this Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the optionee to whom it was granted, may be exercised only by such optionee.

         16. CAPITAL ADJUSTMENTS AFFECTING COMMON STOCK.

                  (a) If the outstanding shares of Common Stock of the Corporation are increased, decreased, changed into or exchanged for a different number or kind of shares or other securities of the Corporation or another entity as a result of a recapitalization, reclassification, stock dividend, stock split, amendment to the Corporation's Certificate of Incorporation, reverse stock split, merger or consolidation, an appropriate adjustment shall be made in the number and/or kind of securities allocated to the Options and Stock Appreciation Rights previously and subsequently granted under the Plan, without change in the aggregate purchase price applicable to the unexercised portion of the outstanding Options but with a corresponding adjustment in the price for each share or other unit of any security covered by the Options.

                  (b) In the event that the Corporation shall declare and pay any dividend with respect to the Common Stock (other than a dividend payable in shares of the Corporation's Common Stock or a regular

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         quarterly cash dividend), including a dividend which results in a nontaxable return of capital to the holders of shares of Common Stock for federal income tax purposes, or otherwise than by dividend makes distribution of property to the holders of its shares of Common Stock, the Committee, in its discretion applied uniformly to all outstanding Options, may adjust the exercise price per share of outstanding Options in such a manner as the Committee may determine to be necessary to reflect the effect of the dividend or other distribution on the fair market value of a share of Common Stock. In adjusting the exercise price per share of outstanding Options, the Committee may, in its discretion, (i) require all holders of outstanding Options to return such Options and reissue new Options with a new exercise price or (ii) adjust the Option exercise price without any such return and reissuance.

                  (c) To the extent that the foregoing adjustments described in Sections 16(a) and (b) above relate to particular Options or to particular stock or securities of the Corporation subject to Option under this Plan, such adjustments shall be made by the Committee, whose determination in that respect shall be final and conclusive.

                  (d) The grant of an Option or Stock Appreciation Right pursuant to this Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                  (e) No fractional shares of stock shall be issued under the Plan for any such adjustment.

                  (f) Any adjustment made pursuant to this Section 16, shall be made, to the extent practicable, in such manner as not to constitute a modification of any outstanding Incentive Stock Options within the meaning of Section 424(h) of the Internal Revenue Code of 1986, as amended.

         17. INVESTMENT PURPOSE. At the discretion of the Committee, any Option Agreement may provide that the optionee shall, by accepting the Option, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of stock purchased upon the exercise of the Option will be acquired for investment and not for resale or distribution, and that upon each exercise of any portion of an Option, the person entitled to exercise the same shall furnish evidence of such facts which is satisfactory to the Corporation. Certificates for shares of stock acquired under the Plan may be issued bearing such restrictive legends as the Corporation and its counsel may deem necessary to ensure that the optionee is not an "underwriter" within the meaning of the regulations of the Securities Exchange Commission.

         18. APPLICATION OF FUNDS. The proceeds received by the Corporation from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

         19. NO OBLIGATION TO EXERCISE. The granting of an Option or Stock Appreciation Right shall impose no obligation upon the optionee to exercise such Option or Stock Appreciation Right.

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

         20. EFFECTIVE DATE OF PLAN. The Plan will become effective upon the approval of the Plan by the shareholders of the Corporation and receipt of any necessary regulatory approvals.

         21. TERM OF PLAN. Options and Stock Appreciation Rights may be granted pursuant to this Plan from time to time within ten (10) years from the effective date of the Plan.

         22. TIME OF GRANTING OF OPTIONS. Nothing contained in the Plan or in any resolution adopted or to be adopted by the Committee or the shareholders of the Corporation and no action taken by the Committee shall constitute the granting of any Option or Stock Appreciation Right hereunder. The granting of an Option and Stock Appreciation Right pursuant to the Plan shall take place only when an Option Agreement shall have been duly executed and delivered by and on behalf of the Corporation at the direction of the Committee.

         23. WITHHOLDING TAXES. Whenever the Corporation proposes or is required to cause to be issued or transferred shares of stock, cash or other assets pursuant to this Plan, the Corporation shall have the right to require the optionee to remit to the Corporation an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the issuance of any certificate or certificates for such shares or delivery of such cash or other assets. Alternatively, the Corporation may issue or transfer such shares of stock or make other distributions of cash or other assets net of the number of shares or other amounts sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of stock, cash and other assets to be distributed shall be valued on the date the withholding obligation is incurred.

         24. TERMINATION AND AMENDMENT. The Board may at any time alter, suspend, terminate or discontinue the Plan, subject to any applicable regulatory requirements and any required stockholder approval or any stockholder approval which the Board may deem advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange or quotation system listing requirements. The Board may not, without the consent of the holder of an Option or Stock Appreciation Right previously granted, make any alteration which would deprive the optionee of his rights with respect thereto.

         25. APPOINTMENT OF TRUSTEES. William C. Ingold, Alfred G. Spitzner and Herbert N. Wellons are appointed as Trustees under this Plan. Trustees may be removed or replaced by the Board at any time.

         26. CONTRIBUTIONS TO TRUST.

                  (a) Upon direction of the Committee, shares of Common Stock needed for the purpose of satisfying granted options may be acquired by the Trust in the open market either before or after Options become vested or are exercised. The Board shall determine the amount (or the method of computing the amount) and timing of

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

              any contributions by Corporation, the Bank and any Subsidiaries to the Trust. Such amounts shall be paid to the Trust at the designated time of contribution. No contributions by directors, officers or employees of the Corporation, the Bank or any Subsidiary shall be permitted.

                  (b) Subject to Section 28 hereof, the Trustees shall invest the Trust's assets primarily in Common Stock. Any such shares of Common Stock (the "Option Shares") shall be held by the Trust until they have been distributed upon exercise of Options granted pursuant to the terms of this Plan or until they are conveyed and delivered to the Corporation pursuant to Section 29 below.

                  (c) The principal of the Trust, and any earnings thereon,
              shall be held separate and apart from other funds of the Corporation and Bank and shall be used exclusively for the uses and purposes as herein set forth. Directors, officers and employees of the Corporation, the Bank and any Subsidiaries and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and the Trust shall be mere unsecured contractual rights of optionees and their beneficiaries against the Corporation. Any assets held by the Trust will be subject to the claims of the Corporation's general creditors under federal and state law in the event of insolvency or bankruptcy, as defined in Section 28(d) herein.

         27. VOTING RIGHTS; DIVIDENDS; OTHER DISTRIBUTIONS. All shares of Common Stock held by the Trust which have not been delivered to optionees pursuant to exercise of Options granted under this Plan shall be voted by the Trustees in the same proportion as the trustees of the Bank's Employee Stock Ownership Plan vote Common Stock held in the trust associated therewith, and in the absence of any such voting, shall be voted in the manner directed by the Board.

                  Any cash dividends or other cash or noncash distributions (including special large and nonrecurring dividends and including one that has the effect of a return of capital to the Corporation's stockholders) or stock dividends declared in respect of Option Shares will be returned to the Corporation as soon as practicable after receipt.

         28. TRUST.

                  (a) The Trustees shall receive, hold, administer, invest and make distributions and disbursements from the Trust in accordance with the provisions of this Plan and the applicable directions, rules, regulations, procedures and policies established by the Board or the Committee pursuant to the Plan.

                  (b) It is the intent of this Plan that the Trustees shall have complete authority and discretion with respect to the arrangement, control and investment of the Trust, and that the Trustees shall invest all assets of the Trust in Common Stock to the fullest

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

              extent practicable, except to the extent that the Trustees determine that the holding of monies in cash or cash equivalents is necessary to meet the obligations of the Trust. In performing their duties, the Trustees shall have the power to do all things and execute such instruments as may be deemed necessary or proper, including the following powers;

                           (i) To invest up to one hundred percent (100%) of all
                      Trust assets in Common Stock without regard to any law now or hereafter in force limiting investments for trustees or other fiduciaries. The investment authorized herein may constitute the only investment of the Trust, and in making such investment, the Trustees are authorized to purchase Common Stock from the Corporation or from any other source, and such Common Stock so purchased may be outstanding, newly issued, or treasury shares.

                           (ii) To invest any Trust assets not otherwise
                      invested in accordance with (i) above, in deposit accounts and certificates of deposit at the Bank or in obligations of the United States Government or its agencies or such other investments as shall be considered the equivalent of cash.

                           (iii) To sell, exchange or otherwise dispose of any
                      property at any time held or acquired by the Trust.

                           (iv) To cause stocks, bonds or other securities to be
                      registered in the name of a nominee, without the addition of words indicating that such security is an asset of the Trust (but accurate records shall be maintained showing that such security is an asset of the Trust).

                           (v) To hold cash without interest in such amounts as
                      may in the opinion of the Trustees be reasonable for the proper operation of the Plan and Trust.

                           (vi) To employ brokers, agents, custodians,
                      consultants and accountants.

                           (vii) To hire counsel to render advice with respect
                      to their rights, duties and obligations hereunder, and such other legal services or representation as the Trustees deem desirable.

                           (viii) To hold funds and securities representing the
                      amounts to be distributed to an optionee or his permitted transferee as a consequence of a dispute as to the disposition thereof, whether in a segregated account or held in common with other assets of the Trust.

              Notwithstanding anything herein contained to the contrary, the Trustees shall not be required to make any inventory, appraisal or settlement or report to any court, or to secure any order of any court for the exercise of any power herein contained, or give bond.

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

                  (c) The Trustees shall maintain accurate and detailed records and accounts of all transactions of the Trust, which shall be available at all reasonable times for inspection by any legally entitled person or entity to the extent required by applicable law, or by any other person determined by the Board or the Committee.

                  (d) Notwithstanding anything to the contrary in this Plan, the assets of the Trust are subject to the payment of the claims of creditors of the Corporation in the event of its insolvency or bankruptcy. The Corporation is insolvent or bankrupt if it is the subject of a proceeding under the Bankruptcy Code, 11 U.S.C.
              Section 101 et seq. or is unable to pay its debts. The Board or the chief executive officer of the Corporation must give written notice to the Trustees of the Corporation's bankruptcy or insolvency as soon as practicable following the occurrence of such event. Upon receipt of such notice or other written allegations of the Corporation's bankruptcy or insolvency, or in the case of the Trustees' actual knowledge of or determination of the Corporation's bankruptcy or insolvency, the Trustees shall discontinue delivery of Trust assets pursuant to this Plan and shall hold the assets of the Trust for the benefit of the Corporation's general creditors and, upon a determination that the Corporation is bankrupt or insolvent, shall distribute such assets to or for the benefit of the general creditors. The Trustees shall resume delivery of Trust assets to the optionees or the Corporation only after it is determined that the Corporation is no longer bankrupt or insolvent. Determination of the bankruptcy or insolvency shall be by a court of competent jurisdiction or by an arbitrator selected by and pursuant to rules of the American Arbitration Association upon petition by an interested party.

         The Trustees hereby accept this trust and agree to hold the Trust assets existing on the effective date of this Plan and all additions and accretions thereto upon the terms and conditions stated herein.

         29. RETURN OF SHARES HELD PURSUANT TO OPTIONS WHICH BECOME NONEXERCISABLE. When granted Options are forfeited, expire or terminate as a result of the exercise of Stock Appreciation Rights pursuant to Section 14(c) or otherwise become nonexercisable pursuant to the Plan, the shares of Common Stock being held in the Trust with respect thereto shall be delivered and conveyed, free of any charge or consideration, to the Corporation. Upon expiration or termination of the Plan and the delivery of all shares of Common Stock to the Corporation pursuant to this Section 29, all remaining assets of the Trust, if any, which are not used to satisfy the expenses and obligations of the Trust shall be delivered, free of any charge or consideration, to the Corporation, and this Trust shall terminate.

         30. TAX STATUS OF TRUST. It is intended that the trust established hereby be treated as a grantor trust of the Bank under the provisions of
Section 671 et seq. of the Internal Revenue Code of 1986, as amended from time to time.

         31. CAPTIONS AND HEADINGS; GENDER AND NUMBER. Captions and paragraph headings used herein are for convenience only, do not modify or affect the

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

meaning of any provision herein, are not a part, and shall not serve as a basis for interpretation or construction of, this Plan. As used herein, the masculine gender shall include the feminine and neuter, and the singular number shall include the plural, and vice versa, whenever such meanings are appropriate.

         32. COST OF PLAN; EXCULPATION AND INDEMNIFICATION. All costs and expenses incurred in the operation and administration of the Plan shall be borne by the Corporation, the Bank and the Subsidiaries. In connection with this Plan, no member of the Board, no member of the Board of Directors of the Bank, and no member of the Board of Directors of any Subsidiary, and no member of the Committee shall be personally liable for any act or omission to act, nor for any mistake in judgment made in good faith, unless arising out of, or resulting from, such person's own bad faith, willful misconduct or criminal acts. To the extent permitted by applicable law and regulation, the Corporation shall indemnify, defend and hold harmless the members of the Board, the members of the Board of Directors of the Bank and the members of the Board of Directors of any Subsidiary, and members of the Committee, and each other officer or employee of the Bank, the Corporation or of any Subsidiary to whom any power or duty relating to the administration or interpretation of this Plan may be assigned or delegated, from and against any and all liabilities (including any amount paid in settlement of a claim with the approval of the Board), and any costs or expenses (including counsel fees) incurred by such persons arising out of or as a result of, any act or omission to act, in connection with the performance of such person's duties, responsibilities and obligations under this Plan, other than such liabilities, costs, and expenses as may arise out of, or result from the bad faith, willful misconduct or criminal acts of such persons.

         33. GOVERNING LAW. Without regard to the principles of conflicts of laws, the laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Plan.

         34. INSPECTION OF PLAN. A copy of this Plan, and any amendments thereto, shall be maintained by the Secretary of the Corporation and shall be shown to any proper person making inquiry about it.

         35. OTHER PROVISIONS. The Option Agreements authorized under this Plan shall contain such other provisions not inconsistent with the foregoing, including, without limitation, increased restrictions upon the exercise of options, as the Committee may deem advisable.

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